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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 1998, included in Meridian Industrial Trust, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

San Francisco, California
December 15, 1998